STR
STR Holdings, Inc.

TERMINATION AGREEMENT
终止协议

THIS TERMINATION AGREEMENT is made this 6th day of March, 2018 ("**Effective Date**") by and between the following two parties:
本终止协议由以下双方于 2018 年3月6日 ("**生效日**") 签署：

(1) **Specialized Technology Resources Solar (Suzhou) Co., Ltd.**, a limited liability company duly organized and existing under the laws of China with its registered address at Changkun Industrial Park, Shajiabang Town, Changshu City, Jiangsu Province, China ("**STRC**"); and
赛特瑞太阳能（苏州）有限公司，一家根据中国法律有效成立并存续的有限责任公司，其注册地址为中国江苏省常熟市沙家浜镇常昆工业园区 ("**赛特瑞**")；及

(2) **Zhangjiagang Huhui SEGPV Co., Ltd.**, a limited liability company duly organized and existing under the laws of China with its registered address at No. 1 East Xinfeng Road, Zhangjiagang Economic Development Zone, Jiangsu Province, China ("**Huhui**").
张家港市互惠光电有限公司，一家根据中国法律有效成立并存续的有限责任公司，其注册地址为中国江苏省张家港经济技术开发区杨舍镇新丰东路 1 号 ("**互惠**")。

Huhui and STRC are hereinafter referred to individually as the "**Party**" and collectively as the "**Parties**".
互惠及赛特瑞以下单称为"**一方**", 合称为"**双方**"。

WHEREAS
鉴于

(A) The Parties entered into the PHOTOCAP® SUPPLY AGREEMENT (the "**Supply Agreement**") on 31 December 2014 which specifies the terms and conditions for Huhui's purchase of PHOTOCAP 15580P and PHOTOCAP 15585HLT from STRC; and
双方于 2014 年 12 月 31 日签订了《PHOTOCAP®供货协议》("**《供货协议》**")，其中约定互惠向赛特瑞购买 PHOTOCAP 15580P 及 PHOTOCAP 15585HLT 的具体条款和条件。

(B) The Parties intend to terminate the Supply Agreement.
双方有意终止《供货协议》。

NOW THEREFORE, in consideration of mutual covenants hereto, the Parties agree as follows:
有鉴于此，在共同合意的基础上，双方同意以下条款：

1. The Parties agree to terminate the Supply Agreement on the Effective Date.
双方同意自生效日起终止《供货协议》。

2. Huhui agrees that STRC has no obligation to return to Huhui the deposit of RMB 7,125,000 (seven million one hundred and twenty five thousand) (the "**Deposit**") which was paid by Huhui to STRC according to the Supply Agreement, and Huhui further agrees that it waives the right to claim against STRC or any of its affiliates for the return of the Deposit.
互惠同意，赛特瑞无需向互惠返还互惠根据《供货协议》向赛特瑞支付的定金人民币 7,125,000 元（柒佰壹拾贰万伍仟圆）("**定金**")，且互惠进一步同意其放弃向赛特瑞或其任一关联公司主张返还定金的权利。

3. Huhui hereby agrees and commits, by signing this Agreement, that it waives the right (i) to recover any damages, costs, fees, expenses or any other monetary amount resulting from any charge, claim, complaint or demand asserted against, and (ii) to institute any suit, arbitration proceeding, or action at law in any court, or before any tribunal or grievance procedure, public or private, against STRC, its parent company, divisions, subsidiaries, affiliates, predecessors, successors, assigns, directors, shareholders, trustees, officers, attorneys, agents and employees, in any way arising from or relating to the Supply Agreement.
互惠特此同意并承诺，自签署本协议之日起，其（i）放弃向赛特瑞、其母公司、分支机构、子公司、关联公司、前身、承继人、受让人、董事、股东、受托人、高级管理人员、律师、代理人和员工提出因《供货协议》产生或与其相关的任何指控、权利主张、索赔或请求而要求赔偿任何损失、成本、费用、支出或任何其他货币性款项的权利，以及（ii）放弃向任何法院、仲裁机构或以任何公开或不公开的申诉程序针对前述人员或机构提起任何因《供货协议》产生或与其相关的任何诉讼、仲裁或采取任何法律行动的权利。

4. Subject to Huhui's full performance of its obligation and commitment under Section 3 above, STRC hereby agrees and commits, by signing this Agreement, that it waives the right (i) to recover any damages, costs, fees, expenses or any other

monetary amount resulting from any charge, claim, complaint or demand asserted against, and (ii) to institute any suit, arbitration proceeding, or action at law in any court, or before any tribunal or grievance procedure, public or private, against Huhui, its parent company, divisions, subsidiaries, affiliates, predecessors, successors, assigns, directors, shareholders, trustees, officers, attorneys, agents and employees, in any way arising from or relating to the Supply Agreement
在互惠完全履行其在上述第 3 条下义务和承诺的前提下，赛特瑞特此同意并承诺，自签署本协议之日起，其（i）放弃向互惠、其母公司、分支机构、子公司、关联公司、前身、承继人、受让人、董事、股东、受托人、高级管理人员、律师、代理人和员工提出因《供货协议》产生或与其相关的任何指控、权利主张、索赔或请求而要求赔偿任何损失、成本、费用、支出或任何其他货币性款项的权利，以及（ii）放弃向任何法院、仲裁机构或以任何公开或不公开的申诉程序针对前述人员或机构提起任何因《供货协议》产生或与其相关的任何诉讼、仲裁或采取任何法律行动的权利。

5. The conditions of confidentiality under Clause 19 of Exhibit A of the Supply Agreement shall survive after the termination of the Supply Agreement.
《供货协议》附件 A 第 19 条下的保密条款应在《供货协议》终止后仍继续有效。

6. If any part of this Agreement is rendered void, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
如本协议下任一部分在任一方面被认为无效、非法或无法强制执行，本协议下其余条款的效力、合法性和可强制执行性不因此受到影响或减损。

7. The formation, performance and interpretation of and the settlement of disputes under this Agreement shall be governed by Chinese law.
本协议的形成、履行和解释以及与本协议相关的争议解决均应受中国法律管辖。

8. Any dispute arising out of or relating to this Agreement or the interpretation, breach, termination or validity hereof shall be resolved through friendly consultation. If no settlement can be reached, the dispute shall then be submitted to Shanghai International Arbitration Center for arbitration and the arbitration award is final and binding upon both Parties.
任何因本协议产生或与本协议相关的争议，或对本协议的解释、违反、终止或效力产生的争议，应首先由双方友好协商解决。如双方无法就争议解决达

成一致，则应将争议提交上海国际仲裁中心通过仲裁解决。仲裁裁决是终局性的，且对双方均有约束力。

9. This Agreement is executed in both Chinese and English in two (2) counterparts, which shall become effective upon execution by the authorized representatives of the Parties. In the event of any inconsistency or discrepancy between the English version and the Chinese version, the English version shall prevail.
本协议以中英文签署，一式两（2）份，自双方授权代表签署后生效。如中英文文本有冲突，则以英文文本为准。

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[Signature Page/签字页]

Specialized Technology Resources Solar (Suzhou) Co., Ltd. (seal)
赛特瑞太阳能（苏州）有限公司（盖章）

Signature/签名: ______________ 27 mar 18

Name/姓名: Robert Shaun Yorgensen
Title/职务: Legal Representative/法定代表人

Zhangjiagang Huhui SEGPV Co., Ltd. (seal)
张家港市互惠光电有限公司（盖章）

Signature/签名: ______________

Name/姓名: Zha Feng/查烽
Title/职务: Legal Representative/法定代表人